EXHIBIT 99.1

MercadoLibre, Inc. Reports Third Quarter 2014 Financial Results

* Net Revenue of $147.9 million, growing 20.2% year-over-year in USD, 89.0% in local currencies

* Income from Operations grew to $47.1 million, a year-over-year growth of 26.1% in USD and 145.2% in local currencies.

* Net Income was $33.8 million resulting in a $0.76 EPS.

BUENOS AIRES, Argentina, Oct. 30, 2014 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq:MELI) (http://www.mercadolibre.com), Latin America's leading e-commerce technology company, today reported financial results for the third quarter ended September 30, 2014.

Marcos Galperin, President and Chief Executive Officer of MercadoLibre, Inc., commented, "Our strategic initiatives are driving value for all involved, judging by the success we are having at penetrating and promoting our e-commerce solutions across Latin America. The greater cross-usage of services provided by our ecosystem is enhancing the experience we bring to our users, and the benefits to our business are clearly reflected in our results for the third quarter of 2014."

Q3'14 Operational Highlights

  Items sold on MercadoLibre during the third quarter of 2014 grew 22.3% to 26.9 million, driven by Brazil SI growth of 29.2%. Gross merchandise volume was $1,682.7 million, a year-over-year increase of 79.1% in local currencies and a 10.4% decrease in USD, due to the first full quarter impact of the transition to SICAD II exchange rate in Venezuela.
  Total payment transactions through MercadoPago increased 48.8% to 12.5 million. Total payment volume was $975.1 million, a year-over-year growth of 99.2% in local currencies and 52.0% in USD.

Consistent focus on strategic initiatives driving cross-utilization of the platform:

  Aided by new product features and usability improvements, Brazil's on-platform payments penetrated 14 percentage points of gross merchandise volume quarter on quarter
  Accelerating financing revenues grew in local currencies above 70% year-over-year, mainly driven by new interest-free listing type in Brazil
  MercadoEnvios shipped over 30% of Brazil's sold items in the third quarter
  Enhanced mobile solutions allowed for an increased penetration of gross merchandise volume in each country operation
  Reached 364 Official Stores in Brazil, Argentina and Mexico, adding 138 new brands in the quarter
  Consistent gains in Net Promoter Score reflecting Customer Experience improvements

Q3'14 Financial Highlights

  Net revenues grew to $147.9 million, a year-over-year growth of 20.2% in USD and 89.0% in local currencies. Excluding Venezuela, Net revenues grew 58.9% in local currencies. Brazil, our biggest market, grew revenues by 48.8% in local currencies.
  Gross profit for the third quarter of 2014 was $104.5 million. Gross profit margin was 70.7% down from 72.3% in the third quarter of 2013, as increased penetration of MercadoPago drives higher payment processing fees.
  Total operating expenses were $57.4 million, 38.8% of net revenues, a decrease of 307 basis points from 41.9% last year's third quarter.
  Income from operations grew to $47.1 million; a year-over-year growth of 26.1% in USD, 145.2% in local currencies, and 74.7% in local currencies excluding Venezuela. Operating income margin was 31.9%, improving 148 basis points from 30.4% in the year ago period.
  Interest income grew 57.0% year-over-year to $4.4 million, thanks to higher interest rates on larger amounts invested. Our forex line saw a $5.2 million gain due to the appreciation of USD balances held by our subsidiaries. These gains were partly offset by $4.9 million of financial expenses mainly related to the Convertible Bond issued in the previous quarter.
  Net income before taxes was $51.8 million, a 25.7% year-over-year growth in USD, 134.3% in local currencies and 68.6% in local currencies excluding Venezuela.
  Blended tax rate for the three months period was 34.9%, compared to 29.3% in the last year's same period.
  Net income grew to $33.8 million, a year-over-year growth of 15.8% in USD, 114.2% in local currencies and 43.3% in local currencies excluding Venezuela. Earnings per share for the third quarter were $0.76.
  Free cash flow, defined as cash from operating activities less payment for the acquisition of property, equipment, intangible assets and payment for acquired businesses net of cash acquired, was $42.1 million.*
  We declared a quarterly dividend of $0.166 per share, payable on January 15, 2015 to shareholders of record as of the close of business on December 31, 2014.

(*) See note on "Non-GAAP Financial Measures"

The following table summarizes certain key performance metrics for the three months ended September 30, 2014 and 2013.

Three months ended September 30, (in MM)	2014	2013	%YoY	%YoY Constant USD
Total confirmed registered users at the end of period	115.2	95.0	21.3%	--
New confirmed registered users during the period	5.6	4.8	17.9%	--
Gross merchandise volume	$ 1,682.7	$ 1,877.7	-10.4%	79.1%
Items sold	26.9	22.0	22.3%	--
Total payments volume	$ 975.1	$ 641.6	52.0%	99.2%
Total payments transactions	12.5	8.4	48.8%	--

Table of Year-on-Year Local Currency Revenue Growth Rates by Quarter

	YoY Growth rates at previous years exchange rates
Consolidated Net Revenues
	Q3'13	Q4'13	Q1'14	Q2'14	Q3'14
Brazil	28%	29%	30%	34%	49%
Argentina	66%	69%	65%	76%	84%
Mexico	19%	20%	9%	25%	23%
Venezuela	92%	104%	116%	167%	220%
Others	13%	15%	32%	53%	59%
Total	45%	50%	50%	66%	89%

Conference Call and Webcast

The Company will host a conference call and audio webcast on October 30, 2014 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing +(970) 315-0420 or +(877) 303-7209 (Conference ID 25446146) and requesting inclusion in the call for MercadoLibre. The live conference call can be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Total confirmed registered users – Measure of the cumulative number of users who have registered on the MercadoLibre platform (including MercadoPago) and confirmed their registration. Since July'12, registration and confirmation take place in the same step of the registration flow.

New confirmed registered users – Measure of the number of new users who have registered on the MercadoLibre platform (including MercadoPago) and confirmed their registration. Since July'12, registration and confirmation take place in the same step of the registration flow.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the MercadoLibre Marketplace, excluding motor vehicles, vessels, aircraft, real estate, and services.

Items sold – Measure of the number of items sold/purchased through the MercadoLibre Marketplace.

Total payment volume – Measure of total U.S. dollar sum of all transactions paid for using MercadoPago.

Total payment transactions – Measure of the number of all transactions completed using MercadoPago.

Operating margin – Defined as income from operations as a percentage of net revenues.

Blended tax rate – Defined as income and asset tax expense as a percentage of income before income and assets tax.

Net income margin – Defined as net income as a percentage of net revenues.

Free Cash Flow – Defined as cash flows from operating activities less property, equipment, intangible assets and payment for acquired business net of cash acquired.

Local Currency Growth Rates – Calculated by using the average monthly exchange rate for each month during the previous year and applying it to the corresponding month in the current year, so as to calculate what the growth would have been had exchange rates been the same throughout both periods.

About MercadoLibre

Founded in 1999, MercadoLibre is Latin America's leading e-commerce technology company. Through its primary platforms, MercadoLibre.com and MercadoPago.com, it provides solutions to individuals and companies buying, selling, advertising, and paying for goods and services online.

MercadoLibre.com serves millions of users and creates a market for a wide variety of goods and services in an easy, safe and efficient way. The site is among the top 50 in the world in terms of page views and is the leading retail platform in unique visitors in the major countries in which it operates according to metrics provided by comScore Networks.  The Company is listed on NASDAQ (Nasdaq:MELI) following its initial public offering in 2007.

For more information about the company visit: http://investor.mercadolibre.com.

The MercadoLibre, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4193

Consolidated balance sheets

	September 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$ 237,503,912	$ 140,285,104
Short-term investments	169,843,592	76,593,214
Accounts receivable, net	39,243,327	25,884,260
Credit cards receivables, net	86,469,055	52,045,851
Prepaid expenses	5,878,124	3,836,081
Deferred tax assets	15,525,754	16,030,880
Other assets	15,427,865	11,488,845
Total current assets	569,891,629	326,164,235
Non-current assets:
Long-term investments	158,839,053	45,719,737
Property and equipment, net	83,926,941	131,371,909
Goodwill	67,068,985	55,101,218
Intangible assets, net	23,304,028	6,591,585
Deferred tax assets	12,122,286	3,014,905
Other assets	24,045,706	24,399,184
Total non-current assets	369,306,999	266,198,538

Total assets	$ 939,198,628	$ 592,362,773

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$ 59,144,112	$ 34,405,333
Funds payable to customers	161,300,868	129,038,663
Salaries and social security payable	26,377,418	23,182,811
Taxes payable	22,351,350	17,854,110
Loans payable and other financial liabilities	1,548,537	13,370,823
Deferred tax liabilities	1,617,441	--
Other liabilities	3,246,534	--
Dividends payable	7,329,546	6,313,869
Total current liabilities	282,915,806	224,165,609
Non-current liabilities:
Salaries and social security payable	7,669,605	9,185,269
Loans payable and other financial liabilities	282,945,512	2,489,819
Deferred tax liabilities	15,575,877	5,339,359
Other liabilities	5,242,535	3,699,109
Total non-current liabilities	311,433,529	20,713,556
Total liabilities	$ 594,349,335	$ 244,879,165

Redeemable noncontrolling interest	$ 4,000,000	$ 4,000,000
Equity:
Common stock, $0.001 par value, 110,000,000 shares authorized, 44,153,892 and 44,153,473 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	$ 44,154	$ 44,153
Additional paid-in capital	137,572,237	121,562,193
Treasury stock	--	(1,012,216)
Retained earnings	326,684,667	310,345,448
Accumulated other comprehensive loss	(123,451,765)	(87,455,970)
Total Equity	340,849,293	343,483,608

Total Liabilities, Redeemable Noncontrolling Interest and Equity	$ 939,198,628	$ 592,362,773

Consolidated statements of income

	Nine Months Ended September 30,		Three Months Ended September 30,
	2014	2013	2014	2013
Net revenues	$ 395,166,355	$ 337,964,538	$ 147,934,895	$ 123,055,431
Cost of net revenues	(111,312,881)	(93,871,368)	(43,401,677)	(34,144,989)
Gross profit	283,853,474	244,093,170	104,533,218	88,910,442

Operating expenses:
Product and technology development	(37,572,473)	(31,217,195)	(13,574,467)	(12,074,586)
Sales and marketing	(78,227,301)	(67,336,933)	(29,406,149)	(24,175,448)
General and administrative	(43,323,525)	(44,119,063)	(14,406,413)	(15,261,345)
Impairment of Long-Lived Assets	(49,495,686)	--	--	--
Total operating expenses	(208,618,985)	(142,673,191)	(57,387,029)	(51,511,379)
Income from operations	75,234,489	101,419,979	47,146,189	37,399,063

Other income (expenses):
Interest income and other financial gains	10,969,447	8,373,112	4,360,901	2,776,791
Interest expense and other financial losses	(6,718,460)	(1,379,516)	(4,913,125)	(487,496)
Foreign currency (losses) gains	(7,651,022)	(1,073,255)	5,220,080	1,575,592
Other losses net	--	(44,557)	--	(42,217)
Net income before income / asset tax expense	71,834,454	107,295,763	51,814,045	41,221,733

Income / asset tax expense	(33,343,012)	(30,605,467)	(18,062,078)	(12,075,486)
Net income	$ 38,491,442	$ 76,690,296	$ 33,751,967	$ 29,146,247

Less: Net Income (loss) attributable to Redeemable
Noncontrolling Interest	56,009	(53,213)	(13,524)	(137,927)
Net income attributable to MercadoLibre, Inc. shareholders	$ 38,435,433	$ 76,743,509	$ 33,765,491	$ 29,284,174

	Nine Months Ended September 30,		Three Months Ended September 30,
	2014	2013	2014	2013
Basic EPS
Basic net income attributable to MercadoLibre, Inc.
Shareholders per common share	$ 0.87	$ 1.73	$ 0.76	$ 0.66

Weighted average of outstanding common shares	44,153,867	44,152,402	44,153,892	44,152,933

Diluted EPS
Diluted net income attributable to MercadoLibre, Inc.
Shareholders per common share	$ 0.87	$ 1.73	$ 0.76	$ 0.66

Weighted average of outstanding common shares	44,153,867	44,152,402	44,153,892	44,152,933

Cash Dividends declared	0.498	0.429	0.166	0.143

Consolidated statements of cash flows

	Nine Months Ended September 30,
	2014	2013
Cash flows from operations:
Net income attributable to MercadoLibre, Inc. Shareholders	$ 38,435,433	$ 76,743,509
Adjustments to reconcile net income to net cash provided by
operating activities:
Net income (loss) attributable to Redeemable Noncontrolling Interest	56,009	(53,213)
Net Devaluation Loss in Venezuela and Argentina	13,808,146	6,420,929
Impairment of Long-Lived Assets	49,495,686	--
Depreciation and amortization	12,346,160	8,593,391
Accrued interest	(6,927,681)	(3,233,243)
Convertible bonds accrued interest and amortization of debt discount	3,926,835	--
LTRP accrued compensation	6,310,629	9,997,214
Deferred income taxes	(16,514,785)	(4,006,615)
Changes in assets and liabilities:
Accounts receivable	(39,476,854)	(17,138,968)
Credit Card Receivables	(46,297,287)	(7,559,739)
Prepaid expenses	(2,573,871)	(2,297,492)
Other assets	(6,078,735)	(6,233,513)
Accounts payable and accrued expenses	74,588,719	17,978,834
Funds payable to customers	48,414,046	32,479,237
Other liabilities	1,957,462	2,465,012
Interest received from investments	6,968,975	8,693,109
Net cash provided by operating activities	138,438,887	122,848,452
Cash flows from investing activities:
Purchase of investments	(1,713,487,798)	(802,270,257)
Proceeds from sale and maturity of investments	1,498,969,836	803,214,085
Payment for acquired businesses, net of cash acquired	(32,126,805)	(3,224,162)
Purchases of intangible assets	(543,113)	--
Advance for fixed assets	--	(26,167,766)
Purchases of property and equipment	(24,445,651)	(49,928,150)
Net cash used in investing activities	(271,633,531)	(78,376,250)
Cash flows from financing activities:
Funds received from the issuance of convertible notes	330,000,000	--
Transaction costs from the issuance of convertible notes	(8,083,625)	--
Purchase of convertible note capped call	(19,668,000)	--
Loans payable and other finanacial liabilities	--	13,523,158
Payments on loans payable and other financial liabilities	(3,309,068)	--
Dividends paid	(20,937,463)	(17,440,135)
Repurchase of Common Stock	(1,944,307)	(1,012,216)
Stock options exercised	--	3,020
Net cash provided by (used in) financing activities	276,057,537	(4,926,173)
Effect of exchange rate changes on cash and cash equivalents	(45,644,085)	(12,938,037)
Net increase in cash and cash equivalents	97,218,808	26,607,992
Cash and cash equivalents, beginning of the period	140,285,104	101,489,002

Cash and cash equivalents, end of the period	$ 237,503,912	$ 128,096,994

Financial results of reporting segments

	Three Months Ended September 30, 2014
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 78,175,337	$ 40,952,626	$ 9,850,859	$ 9,276,259	$ 9,679,814	$ 147,934,895
Direct costs	(43,218,272)	(20,387,594)	(6,671,875)	(2,629,794)	(5,640,384)	(78,547,919)
Direct contribution	34,957,065	20,565,032	3,178,984	6,646,465	4,039,430	69,386,976

Operating expenses and indirect costs of net revenues						(22,240,787)
Income from operations						47,146,189

Other income (expenses):
Interest income and other financial gains						4,360,901
Interest expense and other financial losses						(4,913,125)
Foreign currency gains						5,220,080
Other gains, net						--
Net income before income / asset tax expense						$ 51,814,045

	Three Months Ended September 30, 2013
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 52,262,896	$ 33,139,321	$ 8,143,109	$ 23,001,287	$ 6,508,818	$ 123,055,431
Direct costs	(30,385,801)	(18,385,612)	(5,110,995)	(7,921,950)	(2,865,057)	(64,669,415)
Direct contribution	21,877,095	14,753,709	3,032,114	15,079,337	3,643,761	58,386,016

Operating expenses and indirect costs of net revenues						(20,986,953)
Income from operations						37,399,063

Other income (expenses):
Interest income and other financial gains						2,776,791
Interest expense and other financial losses						(487,496)
Foreign currency gains						1,575,592
Other losses, net						(42,217)
Net income before income / asset tax expense						$ 41,221,733

	Nine Months Ended September 30, 2014
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 194,009,784	$102,181,564	$ 27,303,886	$ 45,184,278	$ 26,486,843	$ 395,166,355
Direct costs	(111,528,292)	(54,914,208)	(16,965,381)	(13,121,682)	(14,527,109)	(211,056,672)
Impairment of Long-lived Assets	--	--	--	(49,495,686)	--	(49,495,686)
Direct contribution	82,481,492	47,267,356	10,338,505	(17,433,090)	11,959,734	134,613,997

Operating expenses and indirect costs of net revenues						(59,379,508)
Income from operations						75,234,489

Other income (expenses):
Interest income and other financial gains						10,969,447
Interest expense and other financial losses						(6,718,460)
Foreign currency loss						(7,651,022)
Other losses, net						--
Net income before income / asset tax expense						$ 71,834,454

	Nine Months Ended September 30, 2013
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 151,144,732	$ 87,760,904	$ 23,756,976	$ 55,695,385	$ 19,606,541	$ 337,964,538
Direct costs	(89,229,337)	(48,065,070)	(14,350,247)	(20,408,854)	(8,947,601)	(181,001,109)
Direct contribution	61,915,395	39,695,834	9,406,729	35,286,531	10,658,940	156,963,429

Operating expenses and indirect costs of net revenues						(55,543,450)
Income from operations						101,419,979

Other income (expenses):
Interest income and other financial gains						8,373,112
Interest expense and other financial losses						(1,379,516)
Foreign currency loss						(1,073,255)
Other losses, net						(44,557)
Net income before income / asset tax expense						107,295,763

Non-GAAP Financial Measures

To supplement our interim condensed consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (U.S. GAAP), we use free cash flows, adjusted net income before income / asset tax, adjusted income / asset tax, adjusted net income, adjusted blended tax rate and adjusted earnings per share as non-GAAP measures.

These non-GAAP measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. These non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the most comparable GAAP financial measures.

Reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measures can be found in the tables included in this press release.

Non-GAAP financial measures are provided to enhance investors' overall understanding of our current financial performance. Specifically, we believe that free cash flow provides useful information to both management and investors by excluding payments for the acquisition of property, equipment, of intangible assets and of acquired businesses net of cash acquired, that may not be indicative of our core operating results. In addition, we report free cash flows to investors because we believe that the inclusion of this measure provides consistency in our financial reporting.

Free cash flow represents cash from operating activities less payment for the acquisition of property, equipment and intangible assets and acquired businesses net of cash acquired. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our operations after the purchase of property, equipment, of intangible assets and of acquired businesses net of cash acquired. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in our cash balance for the period.

Reconciliation of Operating Cash Flows to Free Cash Flows:

	Three Months Ended September 30,
	2014	2013

Net Cash provided by Operating Activities	$ 50.5	$ 63.7

Purchase of intangible assets	1.4	--

Advanced for fixed assets	--	(26.2)

Purchases of property and equipment	(9.8)	(11.8)

Free cash flows	$ 42.1	$ 25.7

The table above may not total due to rounding.

Foreign Currency Sensitivity Analysis – Venezuela Segment

In order to assist investors in their overall understanding of the impact on our Venezuelan segment reporting, we developed a scenario that considers an exchange rate of 50 BsF per U.S. dollar starting on January 1, 2014. These disclosures may help investors to project sensitivities, on segment information captions, to devaluations of whatever order of magnitude they choose by simple arithmetic calculations. The information is just a scenario and does not represent a forward-looking statement about our expectations or projections related to future events in Venezuela. The investors and other readers or users of the financial information presented in this caption are cautioned not to place undue reliance on this scenario. This information is not a guarantee of future events.

The information disclosed below does not include any inflation effect, nor the one-time devaluation impact related to the assumed devaluation or any other effect derived from the assumed devaluation. The information below should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. In addition, this information is not based on any comprehensive set of accounting rules or principles.

The evolution of the Venezuelan economy and any future governmental interventions in the Venezuelan economy are beyond our ability to control or predict. New events could happen in the future in Venezuela and it is not possible for management to predict all such events, nor can it assess the impact of all such events on our Venezuelan business.

The table below provides specific sensitivity information of our Venezuelan segment reporting assuming an exchange rate of 50 BsF per U.S. dollar, applied for the period starting on January 1, 2014 to September 30, 2014:

	Nine-month period ended		Three-month period ended
	September 30, 2014		September 30, 2014
	Actual (*)	Sensitivity (**)	Actual (*)	Sensitivity (**)

Net revenues	$ 45,184,278	$ 18,990,666	$ 9,276,259	$ 9,272,167
Direct costs	$ (13,121,682)	$ (6,432,097)	$ (2,629,794)	$ (2,628,747)
Direct contribution before impairment of Long-lived assets	$ 32,062,596	$ 12,558,569	$ 6,646,465	$ 6,643,420
Direct Contribution Margin before impairment %	71.0%	66.1%	71.7%	71.6%
Long-lived assets impairment	$ (49,495,686)	$ (49,495,686)	$ --	$ --
Direct contribution after Long-lived assets impairment	$ (17,433,090)	$ (36,937,117)	$ 6,646,465	$ 6,643,420
Direct Contribution Margin after impairment %	-38.6%	-194.5%	71.7%	71.6%

(*) As reported.

(**) Computing a hypothetical devaluation of the Venezuelan segment from January 1 to September 30, 2014 (50 BsF per U.S. dollar).

CONTACT: MercadoLibre, Inc.
         Investor Relations
         investor@mercadolibre.com
         http://investor.mercadolibre.com